UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 22, 2021
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) – Resignation of Thomas Eacobacci as President and Chief Operating Officer

On September 20, 2021, Thomas (Tom) Eacobacci, President and Chief Operating Officer of BlackBerry Limited (the “Company”), provided notice of his intention to leave the Company to pursue other opportunities with effect as of October 29, 2021. Mr. Eacobacci’s resignation is not due to any disagreement with the Company.

On September 22, 2021, the Company announced Mr. Eacobacci’s resignation and that John Giamatteo has been appointed as the President of the Company’s Cyber Security business unit effective as of October 4, 2021. Mr. Eacobacci has agreed to cooperate with the transition of his responsibilities as acting General Manager of the Cyber Security business unit to Mr. Giamatteo. A copy of the press release containing the announcements is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	BlackBerry Limited press release dated September 22, 2021.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	September 22, 2021	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer
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